CONSULTING CONTRACT

      This consulting agreement ("Agreement") is made and entered into by and between

Jack   Morrow               and       Anonymous Data Corporation
("Independent Contractor")                  ("Company"),


WHEREAS,   Company  desires  to  employ  Independent  Contractor   as   its
CONSULTANT, and

WHEREAS, Independent Contractor is willing to accept such employment by Company on the terms and subject to the conditions set forth in this Agreement.


NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1. Duties. During the term of this Agreement, Independent Contractor agrees to be employed by and to serve Company as its CONSULTANT, and Company agrees to employ and retain Independent Contractor in such capacities. Independent Contractor shall devote a portion of his or her business time, energy, and skill to the affairs of the Company as Independent Contractor, and shall report to the Company as appropriate and Independent Contractor shall at all times during the term of this Agreement have powers and duties at least commensurate with his position as CONSULTANT to the Company.

2. Term of Agreement. The Initial Term of this agreement agreement shall be from 10 June 1997 to 10 June 1998 unless extended.

3. Extension of Term. At any time prior to the expiration of the Initial Term, Company and Independent Contractor may, by mutual written agreement, extend Independent Contractor's agreement for such additional periods as they may agree.

4. Scope of Work. Subject to the terms and conditions hereinafter provided, Anonymous Data Corporation engages the CONSULTANT for the furnishing of services specifically as advisor in the areas of medical laboratory business relations and business strategy and for such other tasks as may be mutually agreed upon in writing between the CONSULTANT and Anonymous Data Corporation.

5. Compensation. As payment for the services to be rendered by Independent Contractor, Company agrees to pay to Independent Contractor compensation at the hourly rate of $75 per hour plus authorized and reasonable expenses in regards to duties assigned by Company to Independent Contractor.

6. Payment Obligations. Company's obligation to pay Independent Contractor the compensation and to make the arrangements provided herein shall be unconditional, and Independent Contractor shall have no obligation whatsoever to mitigate damages hereunder. If litigation shall be brought to enforce or interpret any provision contained herein, Company, to the extent permitted by applicable law and the Company' Articles of Incorporation and Bylaws, hereby indemnifies Independent Contractor for Independent Contractor's reasonable attorneys' fees and disbursements incurred in such litigation.

7. Confidentiality. Independent Contractor agrees that all confidential and proprietary information relating to the business of Company shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Company's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

8. Withholdings. All compensation and benefits to Independent Contractor hereunder shall not be reduced by federal, state, local and other withholdings and similar taxes and payments required by applicable law and shall be the responsibility of Independent Contractor (see section 17).

9. Indemnification. In addition to any rights to indemnification to which Independent Contractor is entitled to under the Company's Articles of Incorporation and Bylaws, Company shall indemnify Independent Contractor at all times during and after the term of this Agreement to the maximum extent permitted under Washington Business Company Act or any successor provision thereof and any other applicable state law, and shall pay Independent Contractor's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

10.  Notice  of  Termination.   Either the Independent  Contractor  or  the
Company may effect a termination of this Agreement pursuant to thirty (30) days' written notice to the other party of such termination.

11. Minimum Compensation. There is no guarantee of any minimum amount to be paid under this contract.

12.   Expenditure  Limitation.   For services, travel and living  expenses,
the total authorized expenditure limitation hereunder is not to exceed $2,000 unless prior authorization is obtained in writing from Company.

13. Applicable Law. Any controversy or claim arising out of or relating to this Contract shall be governed by the laws of the State of Nevada. Any litigation under this Contract, if commenced by CONSULTANT, shall be brought in a Court of competent jurisdiction in the State of Nevada. All matters pertaining to this Agreement (including its interpretation, application, validity, performance and breach), shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Clark County, State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

14.   Assignment.    This Contract is for consultation services  and  shall
not  be  transferred or assigned by the CONSULTANT without  prior   written
consent of Company.

15.   Confidential  Matters.    The  CONSULTANT  shall  keep  in  strictest
confidence all information relating to this Contract which may be acquired in connection with or as a result of this Contract.

16. Reports.   The CONSULTANT, when directed, shall provide written reports with the respect to the services rendered hereunder.

17. Independent Contractor. Both the Company and the CONSULTANT agree that the CONSULTANT will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, the CONSULTANT shall be responsible for payment of all taxes, including Federal, State and local taxes arising out of the CONSULTANT's activities in accordance with this Agreement, including by way of illustration, without limitation, Federal and State income tax, Social Security tax Unemployment Insurance taxes and any other taxes or business license fees as may be required.

18.   Signatures.    Both the Company and the CONSULTANT agree to the above
Agreement.  Signed this 16th day of June, 1997.



                                CONSULTANT
                          /s/Jack Morrow
                          __________________________
                           Independent Contractor
                                Jack Morrow

WITNESSED

_______________________

_______________________



                        Anonymous Data Corporation

                        /s/James E. Beecham
                        __________________________
                        James E. Beecham-President


WITNESSED

_______________________

_______________________